                                                                   EXHIBIT 10.68





March 07, 2003



Ms. Marie Neff
4000 Lindsey Road
Marietta, GA 30067

Dear Marie:

This letter confirms our agreement to amend, effective February 24, 2003, your employment agreement with PRG-Schultz USA, Inc. dated May 2, 2001 (the "Agreement") in the following respects:

1. Base salary increase to $185,000.00 per annum (including employee deferral) paid $7,115.38 bi-weekly to $210,000.00 per annum (adjusted base salary including employee deferral is ($220,000.00) paid $8,076.92 bi-weekly in accordance with the Company's customary payroll procedures. It should be noted that your compensation increased from $165,000.00 to $185,000.00 in 2002.

2. Increase car allowance from $8,000.00 per annum, paid $666.67 monthly to $15,000.00 per annum paid $1,250.00 monthly during your employment and pro-rated for partial periods.

Except for the amendments above, the terms of the Agreement shall continue in full force and effect as originally executed.

Should you have any questions, please give me a call.

Best wishes,

/s/  John Cook

John Cook
Chairman and Chief Executive Officer